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                                                                   EXHIBIT 10.34

                              AMENDMENT #1 TO THE
                         WESTERN MULTIPLEX CORPORATION
               2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Pursuant to the right reserved by the Board of Directors of Western Multiplex Corporation under Section 25 of the Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors (the "Director Plan"):

     (i) Section 27(a) of the Director Plan is hereby amended by deleting the date "May 12, 2000" and replacing such date with "June 8, 2000".

     (ii) Section 27(b) of the Director Plan is hereby amended by deleting the date "May 10, 2010" and replacing such date with "June 8, 2010."



June 19, 2000